UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2014

SONUS NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-34115	04-3387074
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

4 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS	01886
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 614-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2014, the Board of Directors (the “Board”) of Sonus Networks, Inc. (the “Company”) increased the number of directors constituting the Board from nine to eleven and elected Matthew W. Bross and Richard J. Lynch to the Board to fill the newly created directorships.  Messrs. Bross and Lynch will serve until the Company’s 2014 annual meeting of stockholders (the “2014 Annual Meeting”) or until their respective successor is duly appointed and qualified.  Both Messrs. Bross and Lynch will serve on the Corporate Development and Investment Committee and the Technology Strategy and Oversight Committee of the Board.

Additionally, the Board has determined that each of Messrs. Bross and Lynch does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of the Company and that each of these directors is an “independent director” as defined under Rule 5605(a)(2) of the NASDAQ Stock Market Marketplace Rules.

In connection with Messrs. Bross and Lynch’s election to the Board and in accordance with the Company’s current compensation practices for non-employee directors, on February 18, 2014 (the “Grant Date”), each new director will be awarded, under the Company’s 2007 Stock Incentive Plan, as amended, (i) a grant of shares of restricted stock in an amount equal to $100,000 divided by the closing price of the Company’s common stock on the Grant Date and (ii) a grant of an option to purchase, at the closing price of the Company’s common stock on the Grant Date, the number of shares of the Company’s common stock as is equal to $100,000 divided by the grant date fair value of an option to purchase one share of common stock at such exercise price.  These equity grants will vest in full and become exercisable on the earlier of the first anniversary of the Grant Date or immediately prior to the 2014 Annual Meeting.  In connection with these directors’ service on the Board, each of Mr. Bross and Mr. Lynch will be entitled to cash compensation in accordance with the Company’s compensation practices for non-employee directors, which currently provide for an annual retainer of $30,000 per year for Board service, $5,000 per year for service on the Corporate Development and Investment Committee, and $5,000 per year for service on the Technology Strategy and Oversight Committee.  As part of the non-employee director stock-for-cash election program, Messrs. Bross and Lynch elected to receive their cash compensation in the form of shares of the Company’s common stock (“Shares”) in lieu of annual retainer and meeting fees of $40,000.  The Shares will be granted on the Grant Date and the number of Shares will equal $40,000 divided by the closing price of the Company’s common stock on the Grant Date.  One half of the Shares will be fully vested as of the Grant Date and the other half of the Shares will vest on July 1, 2014.

There are no understandings or arrangements between either Mr. Bross or Mr. Lynch and any other person pursuant to which each was elected as a director.

A copy of the press release announcing Messrs. Boss and Lynch’s appointment is filed as Exhibit 99.1 hereto.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                        Press release of Sonus Networks, Inc. dated February 18, 2014 announcing the appointment of two new directors to the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2014	SONUS NETWORKS, INC.

By:
/s/ Jeffrey M. Snider
Jeffrey M. Snider Senior Vice President, Chief Administrative Officer, General Counsel and Secretary

Exhibit Index

99.1                        Press release of Sonus Networks, Inc. dated February 18, 2014 announcing the appointments of two new directors to the Board of Directors.